Exhibit 4

Execution Version

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of January 23, 2020 (this “Agreement”), by and between Double Double Holdings Limited, a Cayman Islands company (the “Seller”) and V-Sciences Investments Pte Ltd, a private limited company incorporated under the laws of the Republic of Singapore (the “Purchaser”). The Seller and the Purchaser shall be referred to hereinafter collectively as the “Parties” and each a “Party.” Capitalized terms not otherwise defined shall have the meanings ascribed in Section 6.1 hereof.

WHEREAS, on September 18, 2019, the Seller, the Purchaser and certain other parties submitted a non-binding proposal to acquire the Issuer (the “Proposal”);

WHEREAS, on September 18, 2019, the Seller, the Purchaser and certain other parties entered into that certain consortium agreement in connection with the Proposal and the transactions contemplated thereby (as amended, restated, supplemented or otherwise modified from time to time, the “Consortium Agreement”); and

WHEREAS, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, all of the Seller’s right, title and interest in and pertaining to 250,000 of Ordinary Shares of the Issuer (the “Sale Shares”), all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.      PURCHASE AND SALE

1.1           Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell, transfer and assign to the Purchaser at the Closing (as defined below) the Sale Shares and all of the Seller’s right, interest and title therein (including all dividends and distributions attaching thereto on or after the date of this Agreement), for an aggregate purchase price of US$30,000,000.00 (the “Purchase Price”).

1.2           The Closing.

(a)            The closing of the purchase and sale of all the Sale Shares and the other transactions contemplated hereby (the “Closing”) shall take place on the date that is the third (3rd) Business Day following the date on which all of the conditions set forth under Sections 4.1 and 4.2 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or such other date as may be agreed by the Parties; provided that in no event shall the Closing occur prior to the later of (i) the date that is thirty (30) days following the date on which a transaction statement on Schedule 13E-3 in respect of the transactions contemplated hereby and by the Other SPAs (such Schedule 13E-3, as amended or supplemented from time to time, being referred to herein as the “Schedule 13E-3”) is first filed with the SEC and (ii) the date that is twenty (20) days following the date that such Schedule 13E-3 is disseminated in accordance with Rule 13e-3(f) under the Exchange Act (the date on which the Closing occurs, the “Closing Date”); provided, further, that if the SEC notifies any Party that the transactions contemplated hereby shall not be consummated until a later date, such later date shall, subject to the satisfaction or waiver of such conditions at the Closing, be the “Closing Date.”

(b)           At the Closing:

(i)          the Seller shall deliver, or cause to be delivered, to the Purchaser the Sale Shares and such other deliveries by transferring the Sale Shares to the Purchaser by crediting the Sale Shares on the books of The Depository Trust Company to the brokerage securities account(s) designated by the Purchaser, in each case in accordance with the instructions provided by the Purchaser or its agent in advance of the Closing, and direct the Issuer to take all necessary and desirable actions to reflect the same in its or its transfer agent’s books and records; and

(ii)         the Purchaser shall deliver, or cause to be delivered, to the Seller:

(A)            immediately available funds by wire transfer into an account designated by the Seller in the amount of the Purchase Price payable by the Purchaser; and

(B)            a copy of the director resolutions of the Purchaser duly authorizing and approving this Agreement and the transactions contemplated hereunder.

(c)            Unless otherwise agreed by the Seller and the Purchaser, all actions at Closing are inter-dependent and will be deemed to take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments under this Agreement due to be made at Closing have been made.

2.      PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser makes the following representations and warranties to the Seller as of the date hereof and the Closing Date:

2.1           Authority; Binding Effect. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action on the part of the Purchaser and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance by the Purchaser of all of its obligations hereunder, including the purchase of the Sale Shares pursuant to this Agreement, have been taken prior to the Closing. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming the due execution and delivery thereof by the Seller) constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

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2.2           No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein and compliance by the Purchaser with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, require any consent or other action by any person under, give rise to any right of termination, cancellation or acceleration of any right or obligation of any person or to a loss of any benefit to which the Purchaser is entitled, or result in the creation or imposition of any tax, mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “Liens”), limitation or restriction upon any property or assets of the Purchaser pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, or to which any of the property or assets of the Purchaser is subject, or (ii) result in any violation of the provisions of Organizational Documents of the Purchaser or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Purchaser or any of its properties.

2.3           No Consents. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, or any other action by or in respect of, any court or governmental authority or agency, domestic or foreign, in each case, other than any filings that may be required pursuant to applicable securities law, is necessary or required for the entry into of this Agreement by the Purchaser or the performance by the Purchaser of its obligations hereunder or the purchase of the Sale Shares and the consummation of the transactions contemplated herein.

2.4           Purchaser Status. The Purchaser either (i) is an institutional “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) or (ii) is not a U.S. Person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act.

2.5           Sophisticated Investor. The Purchaser has such knowledge and experience in financial and business matters to make an informed decision with respect to the purchase of the Sale Shares pursuant to this Agreement. The Purchaser is a sophisticated investor and has independently evaluated the merits of its decision to purchase the Sale Shares pursuant to this Agreement. In connection with such purchase, the Purchaser is not relying on the Seller or any of its Affiliates or representatives in any respect in making its decision to make such purchase except for such representations and warranties of the Seller made under Section 3.

2.6           Sufficient Funds. Immediately prior to the Closing, the Purchaser will have sufficient immediately available and legitimate funds to fulfill its obligations under Section 1.2(b)(ii)(A).

2.7           Seller Information. The Purchaser acknowledges that the Seller, and its Affiliates may receive or may have received, may have access to, and may be in possession of, material non-public, confidential information about the Sale Shares, the Issuer, and the Issuer’s and/or its Affiliates’ financial condition, results of operations, businesses, properties, active or pending litigation, assets, liabilities, management, projections, appraisals, plans and prospects of which the Purchaser is not aware (“Purchaser Excluded Information”). Notwithstanding the foregoing, the Purchaser has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated hereby, and the Purchaser acknowledges that Purchaser Excluded Information may be indicative of value of the Sale Shares that is substantially different from the Purchase Price to be paid by the Purchaser to the Seller under this Agreement. The Purchaser, on behalf of itself and its Affiliates, principals, shareholders, members, partners, employees, agents and representatives, expressly and irrevocably waives and releases the Seller, its Affiliates and its and their respective principals, shareholders members, partners, employees, agents and representatives (such released persons and entities, collectively, the “Seller Related Parties”) from any and all claims and liabilities arising from the Seller’s failure to disclose, or the Purchaser’s failure to obtain and review, Purchaser Excluded Information, and the Purchaser agrees to make no claim against any Seller Related Party in respect of the transactions contemplated hereby relating to the Seller’s failure to disclose, or the Purchaser’s failure to obtain and review, such Purchaser Excluded Information.

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3.      SELLER’S REPRESENTATIONS AND WARRANTIES

The Seller makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

3.1           Authority; Binding Effect. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action on the part of the Seller and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance by the Seller of all of its obligations hereunder, including the sale of the Sale Shares, have been taken prior to the Closing. This Agreement has been duly and validly executed and delivered by the Seller and (assuming the due execution and delivery thereof by the Purchaser) constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms.

3.2           Ownership and Transfer. The Seller beneficially owns the Sale Shares, free and clear of any Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Sale Shares, other than restrictions pursuant to applicable securities law), and will transfer and deliver to the Purchaser at the Closing valid, good and marketable title to the Sale Shares free and clear of any Lien and any such limitation or restriction.

3.3           No Conflicts. The execution and delivery of this Agreement and the sale and delivery of the Sale Shares to the Purchaser and the consummation of the transactions contemplated herein and compliance by the Seller with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, require any consent or other action by any person under, give rise to any right of termination, cancellation or acceleration of any right or obligation of any person or to a loss of any benefit to which the Seller is entitled, or result in the creation or imposition of any tax, Lien, limitation or restriction upon the Sale Shares or any property or assets of the Seller, pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of the property or assets of the Seller is subject, or (ii) result in any violation of the provisions of Organizational Documents of the Seller or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Seller or any of its properties.

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3.4           No Consents. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, or any other action by or in respect of, any court or governmental authority or agency, domestic or foreign, in each case, other than any filings that may be required pursuant to applicable securities law, is necessary or required for the entry into of this Agreement by the Seller or the performance by the Seller of its obligations hereunder or the sale and delivery of any Sale Shares to the Purchaser and the consummation of the transactions contemplated herein.

3.5           Purchaser Information. The Seller acknowledges that the Purchaser, and its Affiliates may receive or may have received, may have access to, and may be in possession of, material non-public, confidential information about the Sale Shares, the Issuer, and the Issuer’s and/or its Affiliates’ financial condition, results of operations, businesses, properties, active or pending litigation, assets, liabilities, management, projections, appraisals, plans and prospects of which the Seller is not aware (“Seller Excluded Information”). Notwithstanding the foregoing, the Seller has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated hereby, and the Seller acknowledges that Seller Excluded Information may be indicative of value of the Sale Shares that is substantially different from the Purchase Price to be paid by the Purchaser to the Seller under this Agreement. The Seller, on behalf of itself and its Affiliates, principals, shareholders, members, partners, employees, agents and representatives, expressly and irrevocably waives and releases the Purchaser, its Affiliates and its and their respective principals, shareholders members, partners, employees, agents and representatives (such released persons and entities, collectively, the “Purchaser Related Parties”) from any and all claims and liabilities arising from the Purchaser’s failure to disclose, or the Seller’s failure to obtain and review, Seller Excluded Information, and the Seller agrees to make no claim against any Purchaser Related Party in respect of the transactions contemplated hereby relating to the Purchaser’s failure to disclose, or the Seller’s failure to obtain and review, such Seller Excluded Information.

3.6           Exempt Offering. Assuming the accuracy of the Purchaser’s representations and warranties herein, the offer and sale of the Sale Shares under this Agreement are or will be exempt from the registration requirements and prospectus delivery requirements of the Securities Act, and from the registration or qualification requirements of any other applicable securities laws and regulations.

3.7           Other SPAs. The Seller and each of 2019B Cayman Limited and HH Sum-XXII Holdings Limited (each, an “Other Purchaser”) are entering into a share purchase agreement substantially in the same form as this Agreement (each, an “Other SPA”), pursuant to which, among other things, the Seller agrees to sell to such Other Purchaser, and such Other Purchaser agrees to purchase from the Seller, all of the Seller’s right, title and interest in and pertaining to such number of Ordinary Shares of the Issuer as set forth in the applicable Other SPA.

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4.      CONDITIONS PRECEDENT

4.1           The obligations of the Seller to consummate the Closing and under Section 1.2(b)(i) hereof are subject to the following conditions:

(a)            all of the representations and warranties of the Purchaser contained in Section 2 shall be true and correct in all material respects (other than the representations and warranties set forth in Sections 2.1, 2.4, 2.5 and 2.6, which shall be true and correct in all respects) on and as of the date hereof and on the Closing Date;

(b)            the Purchaser has performed all of its obligations contained in this Agreement (to be performed prior to the Closing) in all material respects; and

(c)            no provision of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, shall prohibit the consummation of the Closing.

4.2           The obligations of the Purchaser to consummate the Closing and under Section 1.2(b)(ii) hereof are subject to the following conditions:

(a)            all of the representations and warranties of the Seller contained in Section 3 shall be true and correct in all material respects (other than the representations and warranties set forth in Sections 3.1 and 3.2, which shall be true and correct in all respects) on and as of the date hereof and on the Closing Date;

(b)            the Seller has performed all of its obligations contained in this Agreement (to be performed prior to the Closing) in all material respects; and

(c)            no provision of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, shall prohibit the consummation of the Closing.

5.      COVENANTS

5.1           Notification. Each Party to this Agreement will notify the other Party as soon as reasonably practicable (but in any event prior to the Closing Date) in the event it comes to such Party’s attention that any of such Party’s representations or warranties set out in this Agreement has ceased to be true and accurate in any material respect or there has been any breach by such Party of any of its agreements contained in this Agreement or any failure by such Party to comply with any of its obligations contained in this Agreement.

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6.      MISCELLANEOUS

6.1           Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 6.1:

“Affiliate” means, with respect to a person, any other person that, directly or indirectly, Controls, is Controlled by or is under common Control with such person; provided that solely with respect to the Purchaser, an “Affiliate” means (i) Temasek Holdings (Private) Limited (“Temasek Holdings”); and (ii) Temasek Holdings’ wholly-owned subsidiaries: (A) whose boards of directors or equivalent governing bodies comprise solely employees or nominees acting under the direction and instructions of (a) Temasek Holdings; (b) Temasek Pte. Ltd. (being a wholly-owned subsidiary of Temasek Holdings); and/or (c) wholly-owned subsidiaries of Temasek Pte. Ltd.; and (B) whose principal activities are that of investment holding, financing and/or the provision of investment advisory and consultancy services. For the purposes of paragraph (ii) (A) of this definition, “nominee” shall mean any person acting under the direction and instructions of Temasek Holdings, Temasek Pte. Ltd. and/or wholly-owned subsidiaries of Temasek Pte. Ltd.

“Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York, the People’s Republic of China, Hong Kong, the Republic of Singapore or the Cayman Islands are authorized or required by law or other governmental action to close.

“Confidential Information” means (a) all written, oral or other information obtained in confidence by one Party from the other Party in connection with the negotiation or performance of this Agreement, unless such information (i) is already known to such first Party or to others not known by such first Party to be bound by a duty of confidentiality, or (ii) is or becomes publicly available other than through a breach of this Agreement by such first Party, and (b) the existence or terms of, and any negotiations or discussions relating to, this Agreement or the transactions contemplated herein.

“Control” of a given person means the power or authority, whether exercised or not, to direct the business, management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Hong Kong” means the Hong Kong Special Administrative Region of the People's Republic of China.

“Issuer” means China Biologic Products Holdings, Inc., a Cayman Islands exempted company.

“Ordinary Shares” means ordinary shares, par value of US$0.0001 per share, of the Issuer.

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“Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

6.2           Termination. This Agreement may be terminated prior to the Closing (a) by mutual written consent of the Seller and Purchaser, or (b) by the Seller or by the Purchaser, if the Closing shall not have occurred within five (5) months from the date hereof; provided that the Seller, on the one hand, and the Purchaser, on the other, shall not have the right to terminate this Agreement pursuant to Section 6.2(b) if the Seller or the Purchaser, as applicable, is then in material breach of this Agreement.

6.3           Further Assurances. The Parties agree to execute and deliver such other documents or agreements and to take such other action as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

6.4           Complete Agreement; Amendments; Waivers. This Agreement constitutes the complete agreement between the Parties with respect to the subject matter hereof, supersedes any previous agreement or understanding between them relating hereto and may not be modified, altered or amended except as provided herein. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

6.5           Expenses. Each Party shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

6.6           Announcements. No announcements or other public statements regarding the subject matter of this Agreement shall be issued by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned, except to the extent that any such announcements or statements are required by law, a court of competent jurisdiction, a regulatory body or international stock exchange, and then only after the form and terms of such disclosure have been notified to the other Party and the other Party has had a reasonable opportunity to comment thereon, in each case to the extent reasonably practicable.

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6.7           Confidentiality.

(a)           Except as permitted under Section 6.8, each Party shall not, and shall direct its Affiliates and representatives not to, without the prior written consent of the other Party, disclose any Confidential Information received by it (the “Recipient”) from the other Party (the “Discloser”). Each Party shall not and shall direct its Affiliates and representatives not to, use any Confidential Information for any purpose other than for the purposes of this Agreement or the transactions contemplated herein.

(b)           Subject to Section 6.7(c), the Recipient shall safeguard and return to the Discloser, on demand, any Confidential Information which falls within clause (a) of the definition of Confidential Information, and in the case of electronic data that constitutes Confidential Information, to return or destroy such Confidential Information at the option of the Recipient.

(c)           Each Recipient may retain in a secure archive a copy of the Confidential Information referred to in Section 6.7(b) if the Confidential Information is required to be retained by it for regulatory purposes or in connection with a bona fide document retention policy.

(d)           Each Party acknowledges that, in relation to Confidential Information received from the other Party, the obligations contained in this Section 6.7 shall apply for a period from and including the date hereof through the date that is twelve (12) months following the termination of this Agreement pursuant to Section 6.2 or the Closing Date, as applicable, unless otherwise agreed by the Parties in writing.

6.8           Disclosures.

(a)            Each Party may make disclosures of the Confidential Information (i) to its Affiliates and representatives as such Party reasonably deems necessary to give effect to or enforce this Agreement, but only on a confidential basis; (ii) to any member of the Buyer Consortium (as defined in the Consortium Agreement) or any of their respective Affiliates; (iii) if required by applicable law or the rules or regulations of any securities exchange or governmental authority having competent jurisdiction over such Party, but only after the form and terms of such disclosure have been notified to the other Party and the other Party has had a reasonable opportunity to comment thereon, in each case to the extent reasonably practicable; or (iv) if the information is publicly available other than through a breach of this Agreement by such Party or its Affiliates or representatives.

(b)           The Parties agree to cooperate with each other and provide all information reasonably necessary to satisfy the applicable disclosure requirements under Section 13(d) of the Exchange Act. Each Party may disclose the terms of this Agreement as required by the rules of a U.S. or foreign securities exchange, or in any filings with the SEC as required by the Securities Act or the Exchange Act, including in any amendment to the Schedule 13D of the Parties relating to securities of the Company. With respect to any filing with the SEC in connection with the Schedule 13E-3 in respect of any transactions contemplated hereby or by any Other SPA, the form and terms of such disclosure have been notified to the Parties and the Parties have had a reasonable opportunity to comment thereon, in each case to the extent reasonably practicable. The Purchaser hereby agrees to furnish all information concerning the Purchaser to the filing persons of the Schedule 13E-3 as required by the Securities Act or the Exchange Act in connection with the preparation and filing of the Schedule 13E-3.

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6.9           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

6.10         Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a Party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party hereto (by operation of law or otherwise) without the prior written consent of the Purchaser (in the case of a proposed assignment by the Seller) or the Seller (in the case of a proposed assignment by the Purchaser) (which consent, in each case, shall not be unreasonably withheld, delayed or conditioned) and any attempted assignment without the required consent shall be void; provided that prior to the Closing, the Purchaser may assign its rights and obligations hereunder without the prior written consent of the Seller, in part or in whole, to (i) any of its Affiliates, (ii) any of the investment funds managed or advised by it or such Affiliate, (iii) any of the investment vehicles of it, such Affiliate or such fund (other than any portfolio companies of it, such Affiliate or such fund) or (iv) any other party to the Consortium Agreement or any of such party’s Affiliates; provided that such assignee shall have executed an assignment agreement with the assigning Party substantially in the form attached as Exhibit A hereto; provided further that no such assignment shall relieve an assigning Party of any of its obligations or liabilities under this Agreement.

6.11         Governing Law. This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

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6.12         Dispute Resolution.

(a)           Any dispute, actions and proceedings against any Party arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 6.12 (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three (3) arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one (1) Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one (1) Arbitrator; and a third (3rd) Arbitrator will be nominated jointly by the first two (2) Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two (2) Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third (3rd) Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(b)            Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in Section 6.12(a), any Party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

(c)           The Parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character and irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party to this Agreement (a) shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the forum described in this Section 6.12, without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (b) hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Each Party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the other Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

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6.13         Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, by international courier or by electronic mail to the Parties at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Seller, to:

Double Double Holdings Limited

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong

Attention: Andrew Chan

Email: andrew.chan@centurium.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Gary Li; Xiaoxi Lin

Email: gary.li@kirkland.com; xiaoxi.lin@kirkland.com

If to the Purchaser, to:

60B Orchard Road

#06-18 Tower 2

The Atrium@Orchard

Singapore 238891

Attention: Khoo Shih

Email: khooshih@temasek.com.sg

With a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

45th Floor, Fortune Financial Center, 5 Dong San Huan Zhong Lu

Chaoyang District, Beijing, China 100022

Attention: Denise Shiu

Email: dshiu@cgsh.com

6.14         Survival. All of the representations, warranties, covenants and agreements of the Parties in this Agreement shall survive the Closing.

6.15          Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

6.16          Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which when executed and delivered shall be considered one and the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

Double Double Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

V-Sciences Investments Pte Ltd

By:	/s/ Khoo Shih
Name:	Khoo Shih
Title:	Authorized Signatory

[Signature Page to Share Purchase Agreement]

Exhibit A

Form of Assignment Agreement

This ASSIGNMENT AGREEMENT (this “Assignment”) is made effective as of ______________, 2020 by and between V-Sciences Investments Pte Ltd, a private limited company incorporated under the laws of the Republic of Singapore (the “Assignor”), and [name], a [jurisdiction] company (the “Assignee”), pursuant to that certain Share Purchase Agreement dated as of January 23, 2020, by and between Double Double Holdings Limited, a Cayman Islands company and the Assignor (the “SPA”) with respect to the sale and purchase of certain ordinary shares of China Biologic Products Holdings, Inc. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the SPA.

WHEREAS, the Assignor desires to assign, transfer, convey and deliver certain of its interests, rights and obligations under the SPA to the Assignee, and Assignee desires to assume from the Assignor such interests, rights and obligations.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Assignment. The Assignor hereby assigns all the interests, rights and obligations of the Assignor with respect to the sale and purchase of [●] Ordinary Shares (the “Assigned Shares”) under the SPA to the Assignee, and the Assignee hereby accepts the foregoing assignment and fully assumes the interests, rights and obligations of the Assignor with respect to the sale and purchase of the Assigned Shares under the SPA; provided that the Assignee shall be obligated to purchase only the Assigned Shares, and shall not be liable with respect to the sale and purchase of any other Sale Shares under the SPA.

2.            Representations and Warranties. The Assignee acknowledges and confirms that the representations and warranties contained in Section 2 of the SPA are true and correct with respect to the Assignee as of the date hereof, and such representations and warranties are incorporated herein by reference.

3.            Notices. All notices and other communications under this Assignment shall be in writing and shall be deemed given when delivered personally, by international courier or by electronic mail to the parties hereto at the following addresses (or to such other address as a party hereto may have specified by notice given to the other party hereto pursuant to this provision):

If to the Assignor, to:

60B Orchard Road

#06-18 Tower 2

The Atrium@Orchard

Singapore 238891

Attention: Khoo Shih

Email: khooshih@temasek.com.sg

With a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

45th Floor, Fortune Financial Center, 5 Dong San Huan Zhong Lu

Chaoyang District, Beijing, China 100022

Attention: Denise Shiu

Email: dshiu@cgsh.com

If to the Assignee:

[Assignee]

[Address]

[Attention]

[Email]

4.            Binding Effect; Assignment. This Assignment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns. Nothing in this Assignment shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Assignment. No assignment of this Assignment or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party (which consent, in each case, shall not be unreasonably withheld, delayed or conditioned) and any attempted assignment without the required consent shall be void.

5.            Other Miscellaneous Provisions. The provisions in Sections 6.4 through 6.9, Section 6.11, Section 6.12 and Sections 6.14 through 6.16 of the SPA shall be incorporated herein by reference and shall apply as if set forth in full herein, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Assignment as of the day and year first above written.

V-Sciences Investments Pte Ltd

By:
Name:
Title:

[Signature Page to Assignment Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Assignment as of the day and year first above written.

[Assignee]

By:
Name:
Title:

[Signature Page to Assignment Agreement]